Exhibit 99.1

Citrix Reports Second Quarter 2017 Financial Results

Quarterly revenue of $693 million up 3% year-over-year

Quarterly GAAP diluted EPS of $0.70; non-GAAP diluted EPS of $1.03 on a continuing operations basis

Deferred revenue of $1.7 billion up 13 percent year-over-year

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--August 2, 2017--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal year 2017 ended June 30, 2017.

Financial Results

For the second quarter of fiscal year 2017, Citrix achieved revenue from continuing operations of $693 million, compared to $674 million in the second quarter of fiscal year 2016, representing 3 percent revenue growth.

GAAP Results

Net income from continuing operations for the second quarter of fiscal year 2017 was $109 million, or $0.70 per diluted share, compared to $106 million, or $0.68 per diluted share, for the second quarter of fiscal year 2016. Net income for the second quarter of fiscal year 2017 includes a net international tax benefit of approximately $10 million, or $0.06 per diluted share, primarily related to an international statutory tax transaction.

Non-GAAP Results

Non-GAAP net income from continuing operations for the second quarter of fiscal year 2017 was $158 million, or $1.03 per diluted share, compared to $157 million, or $1.00 per diluted share for the second quarter of fiscal year 2016. Non-GAAP net income from continuing operations for the second quarter of fiscal year 2017 and 2016 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, separation costs, and the tax effects related to these items. Non-GAAP net income per diluted share also reflects the anti-dilutive impact of the company’s convertible note hedges.

“Q2 demonstrated a clear acceleration in the momentum of our cloud transformation, with a strong demand for Citrix Cloud and our subscription-based solutions,” said David Henshall, president and CEO of Citrix. “As a result, we are seeing double-digit growth in deferred revenue and an acceleration in overall billings, which proves the value of the innovation that we are delivering to customers and partners and the success we can expect in the future.”

Q2 Financial Summary

In reviewing the results from continuing operations for the second quarter of fiscal year 2017 compared to the second quarter of fiscal year 2016:

  Product and license revenue decreased 4 percent;
  Software as a service revenue increased 27 percent;
  Revenue from license updates and maintenance increased 6 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 9 percent;
  Net revenue increased in the Pacific region by 10 percent, increased in the EMEA region by 6 percent, and remained consistent in the Americas region;
  Deferred revenue totaled $1.7 billion as of June 30, 2017, compared to $1.5 billion as of June 30, 2016, an increase of 13 percent; and
  Cash flow from continuing operations was $164 million for the second quarter of fiscal year 2017, compared to $194 million for the second quarter of fiscal year 2016.

During the second quarter of fiscal year 2017:

  GAAP gross margin was 84 percent. Non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 18 percent. Non-GAAP operating margin was 26 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and costs associated with restructuring programs.

Financial Outlook for Third Quarter 2017

Citrix management expects to achieve the following results for the third quarter of fiscal year 2017 ending September 30, 2017:

  Net revenue is targeted to be in the range of $685 million to $695 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.68 to $0.70. Non-GAAP diluted earnings per share is targeted to be in the range of $1.02 to $1.05, excluding $0.32 related to the effects of stock-based compensation expenses, $0.11 related to the effects of amortization of acquired intangible assets, $0.06 related to the effects of amortization of debt discount, $0.03 to $0.04 related to restructuring charges and $0.16 to $0.20 for the tax effects related to these items. Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges, which cannot be calculated without unreasonable efforts.

Financial Outlook for Fiscal Year 2017

Citrix management expects to achieve the following results from continuing operations for the fiscal year ending December 31, 2017:

  Net revenue is targeted to be in the range of $2.81 billion to $2.83 billion.
  GAAP diluted earnings per share from continuing operations is targeted to be in the range of $2.59 to $2.74. Non-GAAP diluted earnings per share from continuing operations is targeted to be in the range of $4.60 to $4.65, excluding $1.07 related to the effects of stock-based compensation expenses, $0.42 related to the effects of amortization of acquired intangible assets, $0.22 related to the effects of amortization of debt discount, approximately $60 to $70 million or $0.36 to $0.44 related to restructuring charges, and $0.39 to $0.51 for the tax effects related to these items. Non-GAAP diluted earnings per share from continuing operations also excludes $0.30 related to certain tax charges incurred in connection with the separation of the GoTo business. Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges, which cannot be calculated without unreasonable efforts.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Second Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with transitions in key personnel and succession risk, including transitions in the company's Chief Executive Officer, President and Chief Financial Officer; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; the success and growth of the company's product lines, including competition, demand and pricing dynamics and our ability to transition to new business models, including a subscription model, and markets for Citrix's virtualization and networking products and secure data services; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the concentration of customers in Citrix’s networking business; the company's ability to develop, maintain a high level of quality and commercialize new products and services while growing its established virtualization and networking products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; disruptions to execution due to actions that may be taken as a result of Citrix's operational reviews; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business, and failure to realize expected benefits or synergies from divestitures; risks associated with the failure to achieve the expected strategic, operational and competitive benefits of the separation of the GoTo business, and the effect of the separation on Citrix’s shareholders, customers, partners and employees; tax risks related to the separation of the GoTo business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; the ability to maintain and protect our collection of brands; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; risks related to servicing our debt; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political uncertainty and social turmoil; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Product and licenses	$211,009	$219,507	$402,606	$421,540
Software as a service	41,513	32,764	80,243	63,879
License updates and maintenance	409,028	386,864	811,783	779,882
Professional services	31,677	34,852	61,272	67,459
Total net revenues	693,227	673,987	1,355,904	1,332,760

Cost of net revenues:
Cost of product and license revenues	32,735	33,623	62,446	65,018
Cost of services and maintenance revenues	64,167	59,178	123,826	113,537
Amortization of product related intangible assets	12,410	14,390	25,498	28,447
Total cost of net revenues	109,312	107,191	211,770	207,002
Gross margin	583,915	566,796	1,144,134	1,125,758

Operating expenses:
Research and development	106,696	100,651	209,365	202,883
Sales, marketing and services	268,300	245,921	515,065	479,848
General and administrative	81,146	78,883	157,655	157,158
Amortization of other intangible assets	3,692	3,822	7,338	7,542
Restructuring	2,140	3,580	10,126	49,136
Total operating expenses	461,974	432,857	899,549	896,567
Income from operations	121,941	133,939	244,585	229,191
Interest income	5,560	4,164	11,172	7,915
Interest expense	(12,007)	(11,196)	(23,560)	(22,351)
Other (expense) income, net	(1,141)	(272)	2,185	(1,275)
Income from continuing operations before income taxes	114,353	126,635	234,382	213,480
Income tax expense	5,524	20,346	55,228	33,937
Income from continuing operations	108,829	106,289	179,154	$179,543
Income (loss) from discontinued operations, net of income taxes	—	14,609	(42,704)	$24,818
Net income	$108,829	$120,898	$136,450	$204,361

Diluted earnings (loss) per share:
Income from continuing operations	$0.70	$0.68	$1.14	$1.15
Income (loss) from discontinued operations	—	0.09	(0.27)	0.16
Diluted earnings per share:	$0.70	$0.77	$0.87	$1.31

Weighted average shares outstanding:
Weighted average shares outstanding - diluted	156,036	156,666	157,239	156,258

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$844,771	$836,095
Short-term investments	511,092	726,923
Accounts receivable, net	541,315	681,206
Inventories, net	13,229	12,522
Prepaid expenses and other current assets	176,080	124,842
Current assets of discontinued operations	—	179,689
Total current assets	2,086,487	2,561,277
Long-term investments	1,045,384	980,142
Property and equipment, net	252,925	261,954
Goodwill	1,617,105	1,585,893
Other intangible assets, net	187,550	173,681
Deferred tax assets, net	177,375	233,900
Other assets	64,083	54,449
Long-term assets of discontinued operations	—	538,931
Total assets	$5,430,909	$6,390,227

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable	$65,265	$72,724
Accrued expenses and other current liabilities	240,808	256,799
Income taxes payable	4,724	39,771
Current portion of deferred revenues	1,205,692	1,208,229
Short-term debt	30,000	—
Convertible notes, short-term	—	1,348,156
Current liabilities of discontinued operations	—	172,670
Total current liabilities	1,546,489	3,098,349

Long-term portion of deferred revenues	510,209	476,135
Convertible notes, long-term	1,367,092	—
Other liabilities	125,418	119,813
Long-term liabilities of discontinued operations	—	7,708
Temporary equity from Convertible notes	—	79,495
Stockholders' equity:
Common stock	305	303
Additional paid-in capital	4,922,187	4,761,588
Retained earnings	3,663,732	4,010,737
Accumulated other comprehensive loss	(8,779)	(28,704)
Less - common stock in treasury, at cost	(6,695,744)	(6,135,197)
Total stockholders' equity	1,881,701	2,608,727
Total liabilities, temporary equity and stockholders' equity	$5,430,909	$6,390,227

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Six Months Ended
June 30, 2017

OPERATING ACTIVITIES
Net Income	$136,450
Loss from discontinued operations	42,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	97,403
Stock-based compensation expense	75,487
Deferred income tax expense	56,584
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(6,049)
Other non-cash items	7,812
Total adjustments to reconcile net income to net cash provided by operating activities	231,237
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	140,471
Inventories	(1,398)
Prepaid expenses and other current assets	(5,957)
Other assets	(9,597)
Income taxes, net	(73,567)
Accounts payable	(9,272)
Accrued expenses and other current liabilities	(20,536)
Deferred revenues	26,084
Other liabilities	(790)
Total changes in operating assets and liabilities, net of the effects of acquisitions	45,438
Net cash provided by operating activities of continuing operations	455,829
Net cash used in operating activities of discontinued operations	(56,070)
Net cash provided by operating activities	399,759
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(590,004)
Proceeds from sales of available-for-sale investments	562,098
Proceeds from maturities of available-for-sale investments	179,330
Purchases of property and equipment	(38,650)
Cash paid for acquisitions, net of cash acquired	(60,449)
Cash paid for licensing agreements and technology	(5,155)
Other	987
Net cash provided by investing activities of continuing operations	48,157
Net cash used in investing activities of discontinued operations	(3,891)
Net cash provided by investing activities	44,266
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	1,490
Proceeds from credit facility	125,000
Repayment of credit facility	(95,000)
Repayment of acquired debt	(4,000)
Stock repurchases, net	(500,000)
Cash paid for tax withholding on vested stock awards	(60,547)
Transfer of cash to GoTo Business resulting from the separation	(28,523)
Net cash used in financing activities	(561,580)
Effect of exchange rate changes on cash and cash equivalents	5,370
Change in cash and cash equivalents	(112,185)
Cash and cash equivalents at beginning of period	956,956
Cash and cash equivalents at end of period	$844,771

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, separation costs, the related tax effect of those items and separation-related tax charges or benefits. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Separation-related tax charges or benefits, which may include reversals of certain state R&D credits due to changes in expectations of realizability as a result of the separation of a significant business of the Company. The Company believes that these items do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended June 30, 2017
GAAP gross margin	84.2%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	1.8
Non-GAAP gross margin	86.1%

Three Months Ended June 30, 2017
GAAP operating margin	17.6%
Add: stock-based compensation	5.9
Add: amortization of product related intangible assets	1.8
Add: amortization of other intangible assets	0.5
Add: restructuring charges	0.3
Non-GAAP operating margin	26.1%

	Three Months Ended June 30,
	2017	2016
GAAP net income from continuing operations	$108,829	$106,289
Add: stock-based compensation	40,679	38,367
Add: amortization of product related intangible assets	12,410	14,390
Add: amortization of other intangible assets	3,692	3,822
Add: amortization of debt discount	8,472	8,222
Add: separation costs	216	374
Add: restructuring charges	2,140	3,580
Less: tax effects related to above items	(18,731)	(18,097)
Non-GAAP net income from continuing operations	$157,707	$156,947
	Three Months Ended June 30,
	2017	2016
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	156,036	156,666
Less: effect of convertible note hedges	(2,644)	—
Non-GAAP weighted average shares outstanding	153,392	156,666

	Three Months Ended June 30,
	2017	2016
GAAP earnings per share from continuing operations - diluted	$0.70	$0.68
Add: stock-based compensation	0.27	0.25
Add: amortization of product related intangible assets	0.08	0.09
Add: amortization of other intangible assets	0.03	0.02
Add: amortization of debt discount	0.06	0.05
Add: restructuring charges	0.01	0.02
Less: tax effects related to above items	(0.12)	(0.11)
Non-GAAP earnings per share from continuing operations - diluted	$1.03	$1.00

Forward Looking Guidance

	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2017	2017
GAAP earnings per share from continuing operations - diluted	$0.68 to $0.70	$2.59 to $2.74
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.32	1.07
Add: adjustments to exclude the effects of amortization of intangible assets	0.11	0.42
Add: adjustments to exclude the effects of amortization of debt discount	0.06	0.22
Add: adjustments to exclude the effects of restructuring charges	0.03 to 0.04	0.36 to 0.44
Less: tax effects related to above items	(0.16) to (0.20)	(0.39) to (0.51)
Add: adjustments to exclude the effects of separation related tax charges	—	0.30
Non-GAAP earnings per share from continuing operations - diluted	$1.02 to $1.05	$4.60 to $4.65

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com